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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report: April 3, 1998


                        CLEAN DIESEL TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                                          06-1393453
(State of other jurisdiction                              (I.R.S. Employer
     of Incorporation)                                 Identification Number)


                                    0-27432
                            (Commission File Number)

                         Suite 702, 300 Atlantic Street
                               Stamford CT 06901
                                 (203) 327-7050
          (Address and telephone number of principal executive offices)

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Clean Diesel Technologies, Inc. Current Report on Form 8-K

Item 1. Effective April 3, 1998, Clean Diesel Technologies, Inc. (the "Registrant") entered into letters of intent with respect to a Bridge Loan of $1.25 million to be borrowed by it which Bridge Loan may be convertible into Series A Preferred Stock of the Registrant, all as more particularly described in Exhibits A, B, C and D attached to and made a part of this report.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                  CLEAN DIESEL TECHNOLOGIES
                                                  (Registrant)

Date: April 9, 1998                               By: /s/ C.W. Grinnell
                                                      -------------------------
                                                          (Signature)
                                                      Charles W. Grinnell
                                                      Corporate Secretary
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                                                                     EXHIBIT A

                                                         S G ASSOCIATES LIMITED
                                              Registered in England No. 1746213

Principals:                                            45   Queen  Anne  Street
                                                       London           W1M 9FA
Derek R Gray, FCA                                      Tel  44 (0) 171 487 4444
Howard R Smith, FTII                                   Fax  44 (0) 171 487 4480

By fax to 1 203 323 0461 / No of pages 4


Mr. J D Peter-Hoblyn
Chief Executive Officer
Clean Diesel Technologies, Inc.
300 Atlantic Street, Suite 702
Stamford CT
06901-3522                                                      31st March 1998
                                                                         4:10pm
Dear Mr Peter-Hoblyn,

         Following my discussions with Mr J A de Havilland, I write to confirm that S G Associates Limited, on behalf of the S G Associates Retirement Benefits Scheme and various clients, is prepared to provide the sum of US$750,000 to Clean Diesel Technologies, Inc as part of a bridge loan based on a term sheet issued 30th March 1998 at 4:16pm as per copy attached.

         S G Associates Limited requests that it receive by way of fee the sum of US$11,250 representing the sum reimbursable as expenses in accordance with the term sheet.

         It is understood that the bridge loan is due to close on 20th April 1998. We will expect to have your commitment as to the term sheet and related documentation by close of business on Tuesday 14th April 1998. Thereafter, following the closing on 20th April 1998, we will arrange electronic transfer of funds to your designated bank account for value Monday 27th April 1998.

         I look forward to hearing from you.

                                  Yours sincerely,


                                   Derek R Gray
                           for S G Associates Limited


Accepted for and on behalf of Clean Diesel Technologies, Inc

/s/ J.D. Peter-Hoblyn
---------------------
     President


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                                                                   EXHIBIT B

April 1, 1998

Jeremy D. Peter-Hoblyn
President and Chief Executive Officer
Clean Diesel Technologies, Inc.
300 Atlantic Street
Stamford CT 06901

Re: Bridge Loan and Series A Convertible Preferred Stock
    ----------------------------------------------------

Dear Jeremy:

We are pleased to participate in the above-captioned transaction as more particularly described in the attached term sheets. Fuel Tech, Inc. or its affiliate, Platinum Plus, Inc., will substitute or novate its present short term loan facility in the amount of U.S.$500,000 to Clean Diesel Technologies, Inc.(the "Company") into a U.S.$500,000 participation in an aggregate proposed Bridge Loan Facility of U.S.$1.25 million (the "Loan").

We understand that you have signed a letter of intent with S.G. Associates Limited Retirement Benefits Scheme and others to provide the other U.S.$750,000 of the Loan and our intention to participate is contingent on the participation of those other investors.

We agree not to charge a fee for the Loan in view of our substantial share ownership in the Company. We do, however, expect to be reimbursed for all out of pocket expenses such as legal fees, filing fees, courier, telephone and the like reasonably incurred by us to complete the transaction.

This undertaking is subject to the execution of definitive legal documentation and the approval of that documentation by our Board of Directors and must be completed by June 30, 1998. If you are in accord with the foregoing, kindly sign below where indicated.

Regards,


Charles W. Grinnell
Vice President


Agreed to and Accepted on behalf of Clean Diesel Technologies, Inc. this third day of April, 1998



Jeremy D. Peter-Hoblyn, President

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                                                                    EXHIBIT C

                            Clean Diesel Technologies
                                   Bridge Loan
                                   Term Sheet


Amount:        $1.25 million

Closing:       April 20, 1998

Investors:     Fuel Tech          $500,000
               S.G. Associates     750,000

Note: The bridge loan participants will be issued a Note bearing 10% interest per annum. Note becomes due and payable on April 15, 2001.

Security:      Bridge Loan is secured by all of the intellectual property of the
               Company.

Conversion:    Equity Round--The bridge will automatically convert into Series A
               Convertible Preferred Stock at the conclusion of a Public
               Offering (including a Rights Offering) or a Private Placement that contributes at least $1.75 million of net proceeds.
               Otherwise, the holder has the right to convert at any time, however, if at least 2/3 of the loan has converted into Series A
               Convertible Preferred Stock, then there will be mandatory conversion of the balance of the Bridge Loan outstanding.

Liquidation
 Preference:   The Bridge Loan will have a liquidation preference over all other forms of debt and equity securities. No class of debt will be issued that is senior to this issue without the prior consent of investors representing a majority of the Bridge Loan issue.

Expenses:      CDT will reimburse the Investors for their reasonable legal expenses incurred in completing the transaction, up to a maximum of 1.5% of the amount of the loan.




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                                                                     EXHIBIT D

                            Clean Diesel Technologies
                      Series A Convertible Preferred Stock
                                   Term Sheet


Amount:      Minimum: $3.0 million (including Bridge Loan conversion)
             Maximum: $5.0 million (including Bridge Loan conversion)


Price: The preferred stock is priced at $500 per share. 6,000 - 10,000 preferred shares will be issued.


Dividend:    9% cash; 11% paid in kind, at the Company's option. Dividends will accrue. Paid in kind dividends will have the same rights as, and will be subject to all of the terms and conditions of, the Series A
             Preferred Stock.

Conversion:  At the option of the holder, each share of preferred stock is convertible into 333.33 shares of the Company's common stock ($1.50 per common share, subject to antidilution adjustment); Mandatory conversion will be required in the event of a Qualified Public Offering. A Qualified Public Offering shall be defined as an underwritten public offering providing the Company with at least $10 million gross proceeds at a price per share of at least 200% of the Conversion Price. In a mandatory conversion, accrued and unpaid dividends will also convert into the Company's common stock, on the same terms as the underlying preferred stock. Additionally, the Company can force conversion if CDT stock trades at a minimum of $4.50 for 20 consecutive trading days. Such conversion can be scheduled to occur, at the Investor's option, on a pro rata basis over the following 18 months.

Redemption:  At option of holder after at least 4 years from closing, at cost plus accrued and unpaid dividends. After notice, the Company shall redeem the Series A Preferred Stock in 4 equal quarterly installments.

Board: The Board will be expanded by up to 2 directors. Investors will elect 2 directors.

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Voting Rights:         The holders of the Series A Preferred Stock will have
                       voting rights equivalent to the underlying common stock on an as converted basis. Also has a class vote as provided by law and on (i) the creation of any senior or pari passu security, (ii) payment of dividends on Common Stock, (iii) repurchase of Common Stock except upon termination of employment, (iv) any transaction in which control of the Company is transferred, (v) an increase in the number of authorized shares of Series A Preferred Stock, (vi) any adverse change to the rights, preferences and privileges of the Series A Preferred Stock, and (vii) an increase in the size of the Board of Directors of the Company. A 60% majority is sufficient to carry the class.

Antidilution:          Conversion ratio adjusted on a weighted average price
                       basis in the event of a dilutive issuance, which shall not apply to stock issued to employees as options. Each investor shall waive its antidilution provision permanently if the Company executes a sale of preferred stock and that investor does not purchase at least its pro rata share of the offering.


Registration           Rights: Unlimited piggyback and 3 demand for underlying
                       common stock. Demand registrations must be in a minimum amount of $1.0 million, and no more than 1 demand registration in any 12 month period. Expenses paid by the Company.

Rights and
Preferences:           Senior to all other classes of stock. No class of equity
                       will be issued that is senior to this issue without the approval of a majority of the preferred stock holders.

                       Liquidation preference of one times initial cost.

                       Other rights and preferences as are customary in comparable financings.

Right of First
Refusal: The investors shall have a pro rata right, based on their fully diluted percentage equity ownership, to participate in subsequent equity financings of the Company. Should any Series A investor choose not to purchase their full pro rata share, the remaining Series A investors shall have the right to purchase the remaining pro rata shares.

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Representations and
Warranties:            Standard representations and warranties provided by the
                       company.

Assignment of
Inventions and
Confidential Info:     All employees and consultants will enter into an
                       agreement assigning all inventions and assuring confidentiality, in a form acceptable to the Investors.

Closing Conditions:    Negotiation of definitive legal documents. No material
                       adverse changes.